UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 11, 2023

CONNECTONE BANCORP, INC.
(Exact name of Company as specified in its charter)

New Jersey	000-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code  (201) 816-8900

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNOB	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 5.25% Series A Non-Cumulative, perpetual preferred stock)	CNOBP	NASDAQ

Item 8.01          Other Events

ConnectOne Bancorp, Inc. (the “Company”) is providing additional information regarding certain of its compensation policies, and specifically regarding its annual incentive compensation program awards for 2022. In setting the performance measures for 2022, the Company’s Compensation Committee took into account a number of factors, including the fact that during 2021, the Company (like many financial institutions) recorded releases from its loan loss reserves, benefiting 2021’s performance, based on improved macroeconomic data. While the macroeconomic data remained stable during 2022, the Company experienced strong loan growth (an increase of $1.3 billion), resulting in a provision during 2022 of $17.8 million, versus an allowance release of $5.5 million during 2021. The Committee also considered the Company’s planned growth and need for investment in talent, which resulted in an increase in average head count of approximately 10% and increased employee compensation and benefits expense by $16.9 million. Critical hires included a former Chief Lending Officer of a Long Island based institution, along with his team, to bolster our Long Island market and a health care lending team the Company hired from a competitor bank that was sold. In addition, we provided additional financial support to our Fintech subsidiary, Boefly. Based on the forgoing, the Company’s Compensation Committee believed that the targets set for 2002 reflected at least the same level of rigor historically applied, if not an increase in rigor.
As can be seen from the table below, despite these changes year over year from 2021 to 2022, the Company’s actual performance in 2022 would have qualified for stretch payouts in either year under the Core Return on Assets and Operating Efficiency Ratio metrics applied to the annual incentive compensation program in either year:

Performance Measure	Threshold 2021	Threshold 2022	Target 2021	Target 2022	Stretch 2021	Stretch 2022	Actual Performance 2022
Core Return on Assets	1.05%	1.00%	1.25%	1.20%	1.45%	1.40%	1.47%
Operating Efficiency Ratio	43.5%	44.0%	41.5%	42.0%	40.0%	40.0%	39.0%

Finally, historically, the Company’s Long Term Compensation Program has used a single metric for performance to determine whether awards have been earned. In order to keep pace with emerging best practices, beginning with Long Term Compensation Awards granted in 2024, the Company’s Compensation Committee will begin considering more than one performance metric.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: May 11, 2023	By: /s/ William S. Burns
WILLIAM S. BURNS
Senior Executive Vice President and Chief Financial Officer